UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

Tableau Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35925	47-0945740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

837 North 34th Street, Suite 200 Seattle, Washington		98103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 633-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Base Salary Increases

On January 29, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Tableau Software, Inc. (the “Company”), pursuant to the authority delegated to the Compensation Committee by the Board, approved annual base salaries for each of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), in each case effective as of January 1, 2014, as set forth in the table below.

Named Executive Officer	Title	2014 Annual Base Salary
Christian Chabot	Chief Executive Officer	$350,000.00
Christopher Stolte	Chief Development Officer	$350,000.00
Thomas Walker	Chief Financial Officer	$300,000.00

Adoption of 2014 Target Bonuses

On January 29, 2014, the Compensation Committee also established the target bonuses and financial performance metrics for fiscal year 2014 for the Company’s executive officers. Mr. Chabot and Dr. Stolte do not participate in the bonus plan. Mr. Walker continues to be eligible to participate in the Company’s incentive bonus plan for non-sales employees, under which full-time employees are entitled to a target bonus of up to 10% of their base salaries tied to the achievement of Company performance goals. In addition, for 2014, Mr. Walker will be eligible to receive a discretionary bonus of up to $150,000 if certain sales goals are achieved, and where the actual amount of the bonus will be determined based on the achievement of subjective performance criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tableau Software, Inc.
Dated: February 4, 2014
	By:	/s/ Keenan M. Conder
Keenan M. Conder
Vice President, General Counsel and Corporate Secretary